EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-215223, of Friedman Industries, Incorporated (the “Company”), of our report dated July 14, 2023, relating to the consolidated financial statements and schedule of the Company which report expresses an unqualified opinion, appearing in this Annual Report on Form 10-K of the Company for the year ended March 31, 2023.

/s/ Moss Adams LLP

Houston, Texas

July 14, 2023